UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2016

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas		75219
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b) and (e): Retirement of Principal Executive Officer and Entry into Retirement and Consulting Agreement

On January 25, 2016, Mr. Steven R. Rowley notified the Board of Directors of Eagle Materials Inc. (the “Company”) of his decision to retire from the Company at the end of fiscal 2016. In connection with his retirement, Mr. Rowley will resign as President and Chief Executive Officer of the Company and as a member of its Board of Directors, in each case effective as of the close of business on March 31, 2016 (the “Retirement Date”). The Board of Directors of the Company has approved the resignation of Mr. Rowley as a retirement from service. A copy of Mr. Rowley’s resignation letter is attached to this Current Report on Form 8-K as Exhibit 99.1.

In connection with Mr. Rowley’s retirement, the Company entered into a Retirement and Consulting Agreement with Mr. Rowley on January 25, 2016 that sets forth the terms of his retirement and provides for the engagement of Mr. Rowley to act as a consultant for the Company during a two-year period. The principal terms of the Retirement and Consulting Agreement, including the amounts payable to him thereunder, are as follows:

•	Mr. Rowley confirmed his resignation as an officer and director of the Company as of the Retirement Date.

•	Mr. Rowley will receive certain post-retirement compensation related to his services as President and Chief Executive Officer of the Company, including (i) payment of his base salary through the Retirement Date, (ii) payment of his annual incentive award for the Company’s fiscal year ending March 31, 2016 under the Salaried Incentive Compensation Program for Fiscal 2016, (iii) retention of certain equity-based awards granted to him as described more fully below and (iv) continuation of medical and dental coverage under the Company’s medical and dental plans for a two-year period.

•	By virtue of the Board’s determination and approval that Mr. Rowley’s resignation shall be a retirement from service and, in the case of two awards, as a result of the amendments and other actions described below:

•	Stock options granted to Mr. Rowley will, in accordance with the terms of the applicable award agreement, continue to vest and be exercisable for a period of two years after the Retirement Date (or, if shorter, the exercise period specified in the applicable award agreement). In the case of one stock option award, the Company will amend the existing option terms in order to permit Mr. Rowley to exercise the stock options during such period.

•	Restricted stock awarded to Mr. Rowley will, to the extent previously earned but unvested in accordance with the terms of the applicable award agreement, be fully vested out in connection with his retirement. In addition, in the case of the restricted stock award made to Mr. Rowley on June 10, 2015 (the “2015 Restricted Stock Award”), the Compensation Committee of the Board of Directors has exercised its discretion under the Company’s Amended and Restated Incentive Plan to vest such shares such that the 2015 Restricted Stock Award will become 100% vested as of the Retirement Date.

•	The cash award granted to Mr. Rowley under the Company’s Long-Term Cash Compensation Program for Fiscal Year 2013 will, to the extent previously earned but unvested in accordance with the terms of the program, be fully vested and paid out in connection with his retirement.

•	Mr. Rowley agreed to provide consulting services to the Company for a two-year period commencing on April 1, 2016 and ending, unless earlier terminated, on March 31, 2018. During this period, Mr. Rowley will provide services with regard to matters affecting the Company or any of its affiliates in order to assist the Company or any of its affiliates in the conduct of their businesses and operations and management of their affairs. In exchange for theses consulting services, the Company will pay Mr. Rowley a consulting fee in the amount of $100,000 per month, together with reimbursement of expenses.

•	Mr. Rowley will be subject to non-competition and non-solicitation covenants during a two-year period following the Date of Retirement, as well as to non-disparagement and confidentiality covenants.

•	Mr. Rowley will continue to be covered by the Company’s directors’ and officers’ insurance policies and other indemnification arrangements that the Company has in place for its directors and executive officers.

•	Mr. Rowley will release the Company, as of the Retirement Date, from certain claims, causes of action, rights, liabilities, losses, damages or charges relating to his prior employment or separation from service.

A copy of the Retirement and Consulting Agreement is attached as Exhibit 10.1 to this report. We refer you to such exhibit, which is incorporated by reference herein, for the complete terms and conditions governing the retirement of Mr. Rowley and his consulting arrangement.

Item 5.02(c) and (d): Appointment of Principal Executive Officer and Election as Director

The Board of Directors also appointed Mr. David B. Powers as President and Chief Executive Officer of the Company, effective as of the close of business on March 31, 2016. In addition, the Board of Directors appointed Mr. Powers to serve as a Class I director, effective as of the close of business on March 31, 2016. As a Class I director, Mr. Powers will have a term expiring at the Company’s 2016 annual stockholders’ meeting.

Mr. Powers, age 65, has served as an officer of the Company or its subsidiaries for more than 13 years, including as Executive Vice Present – Gypsum of the Company and as President of American Gypsum Company, a subsidiary of the Company (“American Gypsum”), since January 2005. Mr. Powers previously served as Executive Vice President – Marketing, Sales and Distribution of American Gypsum, beginning in June 2002. Mr. Powers has over 35 years of experience in the gypsum industry and received a B.A. in business administration from California State University, Fullerton.

No changes will be made to the compensation payable to Mr. Powers at the time of his election as President and Chief Executive Officer of the Company. Any changes in connection with such election will be considered by the Compensation Committee of the Board of Directors in connection with its review of compensation for the year ending March 31, 2017.

Item 7.01.	Regulation FD Disclosure

The Company has issued a press release, dated January 25, 2016, relating to the resignation of Mr. Rowley and the election of Mr. Powers as President and Chief Executive Officer of the Company and a member of its Board of Directors. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.2 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Retirement and Consulting Agreement, dated January 25, 2016, between Eagle Materials Inc. and Mr. Rowley

99.1	Resignation letter, dated January 25, 2016, from Mr. Rowley

99.2	Press release of Eagle Materials Inc., dated January 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General Counsel and Secretary

Date: January 26, 2016